MAGIC LANTERN

MAGIC LANTERN GROUP - PIONEERING THE E-LEARNING INDUSTRY WITH THE LAUNCH OF TUTORBUDDY™

"MAKING HOMEWORK FUN"

New York, NY, - September 17, 2003. Magic Lantern Group, Inc. (AMEX:GML), a leading North American distributor of educational video content, and e-learning delivery via the Internet with licensing operations in Canada and the U.S., today announced the launch of its revolutionary e-learning system designed to deliver searchable, curriculum-correlated, digital video programs and learning objects online. Tutorbuddy™ is designed for home use by students and parents. Market launch in Canada is planned for September 24th, 2003.

The introductory pricing for Tutorbuddy™ v 1.0 will be $9.95 per month for unlimited use, with a free-30-day trial offer. A CD-ROM and brochure will be mailed to schools and Parent Advisory Councils (PACs) in Canada. PACs are expected to approach over 1.3 million students, representing over 500,000 households in Canada with this special offer.

"These pioneering features present new and innovative values to parents, teachers, educational counselors, students and home users everywhere, as creativity is added to curriculum management and learning experience," stated Bob Goddard, newly appointed CEO of Magic Lantern Group, Inc. Launching Tutorbuddy™ into an environment where Magic Lantern has already branded its name increases the likelihood of a quick adoption and high subscription rate. We are expecting an immediate positive response along with significant revenue generation based on our offering Tutorbuddy™ to 500,000 households at $9.95 per month".

Tutorbuddy™ for home use will offer value-added features progressive to the e-learning industry that includes state-of-the-art technology, no pop-ups, reliable resources and a safe environment for students to search and use online video resources appropriate to school use. Essentially a "safe haven" of digital video content, parents will be secure in the knowledge that their children have access to videos in use by schools all over North America. Tutorbuddy™ makes homework fun by offering a compelling and secure library of online videos for children, and peace of mind for parents.

About Magic Lantern Group, Inc.

Magic Lantern Group, Inc. (AMEX:GML) is a leading North American distributor of educational resources with licensing operations in several markets. Through its learning video and technology business, the company is a respected source of video product for over 10,000 schools, colleges, universities and public libraries throughout Canada. In addition to distributing more than 40,000 educational video titles from over 300 world-renowned producers including Disney, Schlessinger Media, CTV, Discovery School, & Dorling Kindersley, Magic Lantern has developed the world benchmark standard for search and delivery of online video as "video objects" for learning use.

For more information regarding Tutorbuddy™ , please visit www.magiclantern.ca

For Corporate Information, Please Contact:
 Magic Lantern Group, Inc.
Shane Hilkowitz
Controller
Ph: (905) 827-2755 ext. 425
E-mail: shilkowitz@magiclantern.ca

For Sales and Product Information, Please Contact:
 Bill McGowan
Product Manager, Tutorbuddy Inc.™
Ph: (800) 667-1500
E-mail: bmcgowan@tutorbuddy.com

For Investor Relations, Please Contact:
 Vantage Point Capital
Deborah Bayne
Ph (905) 681-0393 or (800) 580-4382
E-mail: dbayne@vantagepointcapital.com

Information included in this news release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Company to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the reform act, the Company has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainty, uncertainties relating to economic issues and competition. Reference is made to all of the Company's SEC filings, including the Company's Reports on Forms 10K, 10Q and other periodic reports.